Exhibit 5.1
October 25, 2021
ION Acquisition Crop 2 Ltd.
89 Medinat  Hayehudim  Street
Herzliya  4676672, Israel
Ladies and Gentlemen:
We have acted as New York counsel to ION Acquisition Corp 2, a Cayman Islands exempted company (“ION” or the “Company”), in connection with the preparation and filing by ION of a registration statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto), including the proxy statement/prospectus forming a part thereof, with the U.S. Securities and Exchange Commission (the “Commission”), relating to, among other things, (1) the merger of Inspire Merger Sub 1, Inc., a Delaware corporation and a direct wholly owned subsidiary of ION (“Merger Sub 1”), Inspire Merger Sub 2, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of ION (“Merger Sub 2”), and Innovid, Inc., a Delaware corporation (“Innovid”), pursuant to which, at the closing of the transactions contemplated by the Merger Agreement and following the Domestication (as defined below), (a) Merger Sub 1 will merge with and into Innovid (the “First Merger”), the separate corporate existence of Merger Sub 1 will cease and Innovid will be the surviving corporation (the “Surviving Corporation”), and (b) immediately following the consummation of the First Merger and as part of the same overall transaction, the Surviving Corporation will merge with and into Merger Sub 2 (together with the First Merger, the “Mergers”), with Merger Sub 2 continuing as the surviving entity (the “Surviving Entity”), which will remain a direct wholly owned subsidiary of ION and (c) ION will change its name to “Innovid Corp.” (“Innovid Corp.”), pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of June 24, 2021, by and among ION, Merger Sub 1, Merger Sub 2 and Innovid (as amended from time to time, the “Merger Agreement”), (2) the Domestication and (3) the other transactions contemplated by the Merger Agreement and documents related thereto. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.
Immediately prior to the consummation of the Mergers, ION intends to effect a deregistration under the Cayman Islands Companies Act (2020 Revision) and a domestication under Section 388 of the Delaware General Corporation Law (“DGCL”), pursuant to which ION’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication” and, together with the transactions contemplated by the Merger Agreement, the “Business Combination”) and, in connection therewith, the Company will file the Certificate of Domestication (as defined below) simultaneously with the Certificate of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). In this opinion, we refer to the Company following effectiveness of the Domestication as “Innovid Corp.”
Immediately prior to the Certificate of Domestication and the Certificate of Incorporation becoming effective under Section 103 of the DGCL (the “Effective Time”), each ION Class B Ordinary Share, par value $0.0001 per share (each an “ION Class B Ordinary Share”) then issued and outstanding will automatically convert into one ION Class A Ordinary Share, par value $0.0001 per share (each an “ION Class A Ordinary Share” together with the ION Class B Ordinary Shares, the “ION Shares”). Following such conversion, as a result of the Domestication and the Mergers, (a) each ION Unit then issued and outstanding as of immediately prior to the First Merger will automatically be separated into the underlying ION Class A Ordinary Share and one-

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eighth of an ION Warrant, (b) each ION Class A Ordinary Share issued and outstanding immediately prior to the Domestication will remain outstanding and will automatically convert into one share of Innovid Corp. common stock, par value $0.0001 per share (“Innovid Corp. Common Stock”) (provided that each ION Class A Ordinary Share owned by Public Shareholders who have validly elected to redeem their ION Class A Ordinary Shares will be redeemed for cash in an amount equal to the Redemption Price), (c) each whole ION Warrant will automatically convert into a redeemable warrant exercisable for one share of Innovid Corp. Common Stock on the same terms as the ION Warrants, and (d) each whole Private Placement Warrant issued and outstanding prior to the Domestication will automatically convert into a warrant exercisable for one share of Innovid Corp. Common Stock on the terms and subject to the conditions set forth in the applicable warrant agreement. No fractional Innovid Corp. Warrants will be issued upon separation of the ION Units.
This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any other matter pertaining to the contents of the Registration Statement or related proxy statement/prospectus, any proxy statement/prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the ION Shares, the ION Warrants and the Private Placement Warrants.
In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:
(a)the Registration Statement;
(b)the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;
(c)the form of certificate of incorporation of the Company to become effective upon consummation of the Mergers, filed as Exhibit 3.2 to the Registration Statement (the “Certificate of Incorporation”);
(d)the form of bylaws of the Company to become effective upon consummation of the Mergers, filed as Exhibit 3.3 (the “Bylaws”);
(e)the form of Certificate of Domestication, to be filed with the Delaware Secretary of State (the “Certificate of Domestication”);
(f) the form of warrant certificate (included in the Warrant Agreement (as defined below));
(g)an executed copy of the Warrant Agreement, dated February 10, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent; and
(h)resolutions of the Board of Directors of the Company, dated on or around June 24, 2021, relating to, among other things, the Registration Statement, the Mergers and the Domestication.
We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing

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all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us and the accuracy of all statements in certificates of officers of the Company that we reviewed.
In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:
1.Prior to effecting the Domestication: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement and the Domestication, the Business Combination, including the Certificate of Incorporation and Bylaws, and that all conditions precedent to the closing of the Business Combination have been satisfied or will have been satisfied or otherwise waived; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained.
2.The Certificate of Domestication will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the Certificate of Domestication will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Domestication;
3.The Certificate of Incorporation, in the form filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Domestication, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation; and
4.The Bylaws, in the form attached as Exhibit 3.3 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the Effective Time.
Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:
1.Upon the Effective Time, pursuant to the Merger Agreement, each issued and outstanding ION Class A Ordinary Share will convert automatically into one share of Innovid Corp. Common Stock that will have been duly authorized by all requisite corporate action on the part of Innovid Corp. under the DGCL and that will be validly issued, fully paid and nonassessable.

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2.Upon the Effective Time, pursuant to the Merger Agreement, each issued and outstanding ION Warrant will become one Innovid Corp. Warrant that will have been duly authorized by all requisite corporate action on the part of Innovid Corp. under the DGCL and will constitute valid and binding obligations of Innovid Corp., enforceable against Innovid Corp. in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).
3.Upon the Effective Time, pursuant to the Merger Agreement, each issued and outstanding Private Placement Warrant of ION will become one Innovid Corp. Warrant that will have been duly authorized by all requisite corporate action on the part of Innovid Corp. under the DGCL and will constitute valid and binding obligations of Innovid Corp., enforceable against Innovid Corp. in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court in equity or at law).
4.Upon the Effective Time, the shares of Innovid Corp. common stock issuable upon exercise of the Innovid Corp. Warrants that will have been duly authorized by all requisite corporate action on the part of Innovid Corp. under the DGCL, will be duly validly issued, fully paid and non-assessable.
The opinions stated herein are subject to the following qualifications:
(a) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Merger Agreement or any Warrant certificate or Warrant Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
(b) we do not express any opinion with respect to the enforceability of any provision contained in any Warrant certificate or Warrant Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of waiving or altering any statute of limitations; and
(c) we have assumed that Continental Stock Transfer & Trust Company has the power, corporate or other, to enter into and perform all obligations under the Warrant Agreement and have also assumed due authorization by all requisite action, corporate or other, and the execution and delivery by Continental Stock Transfer & Trust Company of the Warrant Agreement and that the Warrant Agreement constitutes the valid and binding obligation of Continental Stock Transfer & Trust Company, enforceable against Continental Stock Transfer & Trust Company in accordance with its terms.
ION is a Cayman Islands exempted company that will be redomesticated as a Delaware corporation pursuant to the Domestication, and we have not considered, and we express no opinion as to, any law other than the DGCL.

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This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the issuance of the common stock and warrants registered pursuant to the Registration Statement, and is not to be relied upon for any other purpose.
The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the securities to be issued in connection with the Domestication, appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
/s/ White & Case LLP
CJD:JAR:SB:AJ:DB
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